Exhibit 23.7








                            CONSENT OF TOWERS PERRIN.

We hereby consent to the use of our name and the reference to our opinion under the captions "Interests of Directors and Officers of Provident in the Sponsored Demutualization - Reports of Consultants and Advisors", and "Provident Management and Directors Compensation - Reports of Consultants and Advisors" in the Joint Proxy Statement/Prospectus of Nationwide Financial Services, Inc. and Provident Mutual Life Insurance Company, which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 (File Number 333-90200) of Nationwide Financial Services, Inc. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                TOWERS PERRIN.




                                                By  /s/ Richard A. Furniss, Jr.
                                                   ---------------------------
                                                           Principal

New York ,New York
August 2, 2002